FORM OF
                                ROAMING AGREEMENT

This Agreement is entered into as of October 14, 1997, by and between Western Wireless Corporation, a Washington corporation ("WWC"), and Western PCS Corporation, a Delaware corporation ("WPCS").

WHEREAS, WWC and WPCS each anticipates providing roaming services to the other;

WHEREAS, WWC and WPCS anticipate entering into the industry standard Intercarrier Roamer Service Agreement (the "Standard Agreement"), a copy of which is attached hereto as Schedule A; and

WHEREAS, WWC and WPCS desire to provide roaming services to one another at rates that are no less favorable than rates that each charges its own subsidiaries, affiliates, and third parties;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. WWC and WPCS hereby warrant that each will provide roaming on its system (or the systems of third parties, if possible) to the other on terms at least as favorable as those offered by them to their other subsidiaries, affiliates, and third parties.

2. WWC and WPCS agree to pass through any benefits received from third parties to the other (if so permitted by the third party contracts) at cost.

3. WWC further agrees, if within the control of WWC, to use its reasonable best efforts to provide roaming technology for the benefit of WPCS customers where necessary.

4. WWC and WPCS agree that notwithstanding any terms to the contrary in the Standard Agreement or any other related agreement, each will give the other no less than six months written notice prior to termination of any such agreement.

5. WWC and WPCS agree that all roaming agreements between them shall be modified by mutual consent to reflect industry technological changes applicable to PCS to AMPS roaming and vice versa.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on their behalf by their officers thereunto duly authorized as of the day and year first above written.

WESTERN WIRELESS CORPORATION                WESTERN PCS CORPORATION

By:_______________________________          By:_______________________________

Name:_____________________________          Name:_____________________________

Its:______________________________          Its:______________________________